Exhibit 10.5

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (“Second Amendment”) is made and entered into as of the 20th day of August, 2010, by and between WELLS VAF—PARK LANE, LLC, a Delaware limited liability company (“Seller”) and MATTESON REAL ESTATE EQUITIES, INC., a California corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated July 20, 2010, as amended by that certain First Amendment to Purchase and Sale Agreement dated August 17, 2010 (collectively, the “Agreement”), with respect to certain real property and improvements commonly known as 3000 Park Lane, Pittsburgh, North Fayette Township, Pennsylvania (the “Property”); and

WHEREAS, Seller and Purchaser desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and in further consideration of the mutual covenants and promises hereinafter contained, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

1. Ratification of the Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect according to its terms. The parties hereto, by their execution hereof, do hereby ratify, affirm and agree to continue to be bound by the Agreement, as amended hereby, nothing herein being deemed a waiver of strict compliance with the terms thereof.

2. Clearwire Lease Escrow. At Closing, Seller shall deposit in escrow with Escrow Agent the sum of Fifteen Thousand Three Hundred and No/100 Dollars ($15,300.00 US) (the “Clearwire Escrow”), representing rent which would be payable pursuant to that certain Building Access License for Communications Services between Seller, as licensor, and Clearwire US LLC, as licensee (“Licensee”), dated December 20, 2009 (the “Clearwire Lease”) for the months from September 16, 2010 through June 15, 2011 (“Escrow Period”). Seller and Purchaser recognize and agree that Purchaser has consented to Seller amending the Clearwire Lease to provide that Licensee shall commence paying its monthly rent obligations under the Clearwire Lease no later than June 1, 2011. On the Closing Date and each month thereafter during the Escrow Period on the monthly anniversary of the Closing Date unless sooner terminated pursuant to the terms of this Section 2, Escrow Agent shall disburse to Purchaser One Thousand Seven Hundred and 00/100 Dollars ($1,700.00 US) from the Clearwire Escrow. Escrow Agent shall make such disbursements to Purchaser from the Clearwire Escrow during the Escrow Period; provided, however in the event that Licensee commences paying rent pursuant to the Clearwire Lease prior to the expiration of the Escrow Period, Escrow Agent shall disburse the balance of the Clearwire Escrow to the Seller and neither party shall have further rights or obligations with respect thereto.

3. ADA Compliance Work: Seller shall use commercially reasonable efforts to complete the installation of (i) vertical signs at the head of the disabled-access parking stalls located in the Improvements, (ii) installation of informative ADA signage adjacent to the entrance to the Improvements and adjacent to the entrance to ADA compliant restrooms located in the Improvements, and (iii) installation of wheel chair accessible lavatories, faucets and drain padding in the restrooms located on the second floor of the Improvements, on or prior to Closing (the “ADA Work”). In the event the ADA Work is not completed on or prior to Closing, Seller shall provide Purchaser a credit to the Purchase Price at Closing for the amount of any ADA Work which has not been completed (such credit at Closing to be solely for any portion of the ADA Work which has not been completed and in no event shall such credit for the ADA Work be more than Four Thousand Five Hundred Fifty and 00/100 ($4,550.00 US).

4. Purchase Price Credit: Seller shall provide Purchaser with a credit against the Purchase Price at Closing in the amount of One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00 US) for any and all other inspection related items identified by Purchaser and Seller shall have no further obligations with respect thereto.

5. Counterpart Execution. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Further, a facsimile signature of either party on any counterpart may be relied upon as an original signature.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed and sealed the day and year first written above.

PURCHASER:		SELLER:

MATTESON REAL ESTATE EQUITIES, INC., a California corporation		WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company

By:	/s/ Duncan L. Matteson, Jr.	By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member
Name: Title:	Duncan L. Matteson, Jr. President	By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

		By:	/s/ Douglas P. Williams
		Name:	Douglas P. Williams
		Title:	Senior Vice President